Exhibit 31.3

Certification of Chief Executive Officer and Chief Financial Officer Pursuant to

Securities Exchange Act Rules 13a-14(a) and 15d-14(a)

as Adopted Pursuant to

Section 302 of the Sarbanes-Oxley Act of 2002

I, Timothy R. Morse, certify that:

1.	I have reviewed this Amendment No. 1 to the Form 10-Q of Yahoo! Inc. for the quarter ended June 30, 2011; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Dated: December 2, 2011	By:	/s/ TIMOTHY R. MORSE
Timothy R. Morse
Interim Chief Executive Officer and Chief Financial Officer